                                                                    EXHIBIT 10.4





                                ASIA ONLINE, LTD.


                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                                                               PAGE
1.       AGREEMENT TO SELL AND PURCHASE...........................................................................1

         1.1      Authorization of Shares.........................................................................1

         1.2      Sale and Purchase...............................................................................1

2.       CLOSING, DELIVERY AND PAYMENT............................................................................1

         2.1      Closing.........................................................................................1

         2.2      Delivery........................................................................................2

         2.3      Subsequent Closings.............................................................................2

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................2

         3.1      Organization, Good Standing and Qualification...................................................2

         3.2      Subsidiaries....................................................................................3

         3.3      Capitalization; Voting Rights...................................................................3

         3.4      Authorization; Binding Obligations..............................................................4

         3.5      Financial Statements............................................................................4

         3.6      Liabilities.....................................................................................5

         3.7      Agreements; Action..............................................................................6

         3.8      Obligations to Related Parties..................................................................6

         3.9      Changes.........................................................................................7

         3.10     Title to Properties and Assets; Liens, Etc......................................................8

         3.11     Intellectual Property...........................................................................8

         3.12     Compliance with Other Instruments...............................................................9

         3.13     Litigation.....................................................................................10

         3.14     Tax Returns and Payments.......................................................................10

         3.15     Employees......................................................................................11

         3.16     Contracts......................................................................................11

         3.17     Insurance......................................................................................12

         3.18     Proprietary Information and Inventions Agreements..............................................12

         3.19     Registration Rights............................................................................12

         3.20     Compliance with Laws; Permits..................................................................12

         3.21     Environmental and Safety Laws..................................................................13


                                       i.

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                               PAGE
         3.22     Year 2000 Compliance...........................................................................13

         3.23     Offering Valid.................................................................................13

         3.24     United States Real Property Holding Corporation................................................13

4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS........................................................14

         4.1      Requisite Power and Authority..................................................................14

         4.2      Investment Representations.....................................................................14

5.       CONDITIONS TO CLOSING...................................................................................15

         5.1      Conditions to Purchasers' Obligations at the Closing...........................................15

         5.2      Conditions to Obligations of the Company.......................................................17

6.       MISCELLANEOUS...........................................................................................17

         6.1      Governing Law..................................................................................17

         6.2      Survival.......................................................................................18

         6.3      Successors and Assigns.........................................................................18

         6.4      Entire Agreement...............................................................................19

         6.5      Severability...................................................................................19

         6.6      Amendment and Waiver...........................................................................19

         6.7      Delays or Omissions............................................................................19

         6.8      Waiver of Conflicts............................................................................20

         6.9      Notices........................................................................................20

         6.10     Expenses.......................................................................................20

         6.11     Attorneys' Fees................................................................................20

         6.12     Titles and Subtitles...........................................................................20

         6.13     Counterparts...................................................................................20

         6.14     Broker's Fees..................................................................................21

         6.15     Exculpation Among Purchasers...................................................................21

         6.16     Confidentiality................................................................................21

         6.17     Pronouns.......................................................................................21


                                      ii.

                                ASIA ONLINE, LTD.

                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT


         THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of March 24, 2000, by and among ASIA ONLINE, LTD., a Delaware corporation (the "Company") and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                    RECITALS

         WHEREAS, the Company has authorized the sale and issuance of an aggregate of eleven million four hundred one thousand seven hundred (11,401,700) shares of its Series C Preferred Stock (the "Shares");

         WHEREAS, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

         1. AGREEMENT TO SELL AND PURCHASE.

            1.1 AUTHORIZATION OF SHARES. On or prior to the First Closing (as defined in Section 2 below), the Company shall have authorized (a) the sale and issuance to Purchasers of the Shares and (b) the issuance of such shares of Class A Voting Common Stock to be issued upon conversion of the Shares (the "Conversion Shares"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B (the "Restated Certificate").

            1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at each Closing (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the type and number of Shares set forth opposite such Purchaser's name on Exhibit A, at a purchase price of $8.770653 per share.

         2. CLOSING, DELIVERY AND PAYMENT.

            2.1 CLOSING. The initial closing of the sale and purchase of the Shares under this Agreement (the "First Closing") shall take place at 12:00 p.m. on the date hereof, at the offices of Cooley Godward LLP, 2595 Canyon Boulevard, Suite 250, Boulder, Colorado 80302 or at such other time or place as the Company and Purchasers may mutually agree (the "First Closing Date"). The


                                       1.

closing(s) of the sale and purchase of the Shares as set forth in Section 2.3 below shall take place at such time and place as the Company and Purchasers participating therein shall mutually agree at any time until April 30, 2000 (each a "Subsequent Closing") (the First Closing and any Subsequent Closing shall collectively be referred to herein as a "Closing" and each such date is referred to as a "Closing Date").

            2.2 DELIVERY. At each Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the type and number of Shares to be purchased at such Closing by each Purchaser, against payment of the purchase price therefor, by certified check or wire transfer made payable to the order of the Company, or by cancellation of indebtedness.

            2.3 SUBSEQUENT CLOSINGS. At any time on or before April 30, 2000, the Company may sell, in one or more closings, any or all of the Shares not sold at the First Closing hereunder to such purchasers as may be approved by the Board of Directors of the Company (the "Subsequent Purchasers"). At each Subsequent Closing, (i) each Subsequent Purchaser shall execute a counterpart signature page hereto whereupon such Subsequent Purchaser shall become a "Purchaser" hereunder and the Shares purchased by such Subsequent Purchaser shall be deemed to be Shares hereunder and (ii) each Subsequent Purchaser shall execute a counterpart signature page to the Investor Rights Agreement (as defined below), whereupon such Subsequent Purchaser shall become an "Investor" and "Holder" thereunder and the shares of Series C Preferred Stock held by such Subsequent Purchaser shall be deemed "Shares" thereunder. All such sales shall be made on the terms and conditions of this Agreement, including satisfaction of the closing conditions set forth in Section 5.1 and the Subsequent Purchasers' making of the representations and warranties set forth in Section 4 hereof. Notwithstanding the foregoing, the Company shall be under no obligation to update or supplement its representations and warranties set forth in Section 3 hereof or the Schedule of Exceptions in connection with any such Subsequent Closing nor to deliver the legal opinion as provided in section 5.1(i) hereof.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            Except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") delivered by the Company to the Purchasers at the First Closing, the Company hereby represents and warrants to each Purchaser as of the date of this Agreement as follows:

            3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and the Subsidiaries (as defined below) is a corporation or other similar organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and the Subsidiaries have all requisite corporate power and authority to own and operate their properties and assets and to carry on their businesses as presently conducted and as presently proposed to be conducted. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the letter agreement with J.P. Morgan International Capital Corp. (the "JPMICC Letter") and the Second Amended and Restated Investor Rights Agreement in the form attached hereto as Exhibit C (the "Investor Rights Agreement"), to issue and sell the Shares and the Conversion Shares, and to carry out the provisions of this Agreement, the JPMICC Letter, the Investor Rights Agreement and the Restated Certificate. The Company and the Subsidiaries are duly qualified and are authorized to do business and are in good standing as foreign corporations in all


                                       2.

jurisdictions in which the nature of their activities and of their properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so could not have a material adverse effect on the Company or any Subsidiary or their respective businesses.

            3.2 SUBSIDIARIES. Schedule A sets forth a complete and accurate organizational chart as of the date hereof, indicating the name of each entity in which the company holds a direct or indirect equity interest (each, a "Subsidiary"), the percentage of the equity of each Subsidiary owned directly and indirectly by the Company and the jurisdiction of incorporation of each Subsidiary. The Company does not own or control, directly or indirectly, any equity security or other interest of any other corporation, limited partnership or other business entity other than the Subsidiaries. The only Subsidiaries of the Company with any active operations are listed and identified in Schedule A (the "Operating Subsidiaries"). Neither the Company nor any of the Subsidiaries is a participant in any joint venture, partnership or similar arrangement. The capitalization of each of the Subsidiaries is as set forth on Schedule B.

            3.3 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the Closing, will consist of one hundred million (100,000,000) shares of Class A Voting Common Stock (par value $.001 per share), two million six hundred forty-eight thousand three hundred ninety (2,648,390) shares of which are issued and outstanding and three million four hundred fourteen thousand one hundred twenty (3,414,120) shares of which remain reserved for future issuance to employees, officers, directors and consultants pursuant to the Company's 1999 Equity Incentive Plan (after issuance of the one hundred forty thousand (140,000) shares of Voting Common Stock thereunder as described below), twenty-five million (25,000,000) shares of Class B Non-Voting Common Stock, none of which are issued and outstanding, thirty million (30,000,000) shares of Class C Non-Voting Common Stock, seventy seven thousand nine hundred forty-nine (77,949) shares of which are issued and outstanding, and forty-four million one hundred thousand (44,100,000) shares of Preferred Stock (par value $.001 per share), eight million six hundred thousand (8,600,000) of which are designated Series A Preferred Stock, eight million thirty thousand six hundred eighty-nine (8,030,689) of which are issued and outstanding, twelve million (12,000,000) of which are designated Series B-1 Voting Preferred Stock, eight million six hundred sixty-nine thousand nine hundred ten (8,669,910) of which are issued and outstanding, twelve million (12,000,000) of which are designated Series B-2 Non-Voting Preferred Stock, two million three hundred forty-nine thousand one hundred thirty-nine (2,349,139) of which are issued and outstanding, and eleven million five hundred (11,500,000) of which are designated Series C Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock (a) have been duly authorized and validly issued, (b) are fully paid and nonassessable, and
(c) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Certificate. Each series of Preferred Stock is initially convertible into Common Stock on a one-for-one basis, subject to adjustment as provided in the Restated Certificate. The Conversion Shares have been duly and validly reserved for issuance. Other than the three million five hundred fifty-four thousand one hundred twenty (3,554,120) shares initially reserved for issuance under the Company's 1999 Equity Incentive Plan (of which options for one million five hundred sixty-four thousand five hundred (1,564,500) shares of Class A Voting Common Stock have been granted, and of such options granted, one hundred forty thousand (140,000) shares of Class A Voting Common Stock of which have previously been issued upon


                                       3.

exercise thereof), three million three hundred thirteen thousand nine hundred fifty-one (3,313,951) shares of Class C Non-Voting Common Stock reserved for issuance in connection with the consummation of the transactions contemplated by various acquisition agreements entered into by and among the Company and various other parties, the various other parties and put and call rights with respect to shares of Class C Non-Voting Common Stock granted in connection with the consummation of the transactions contemplated by various acquisition agreements entered into by and among the Company and various other parties described in
Section 3.7 of the Schedule of Exceptions hereto, and except as may be granted pursuant to this Agreement and the Investor Rights Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company or any Subsidiary of any of its securities. With the exception of the Company's right to repurchase shares of the Company's Common Stock issued to employees of the Company, or as will be set forth in the Restated Certificate, there are no outstanding contractual or other rights or obligations to or of the Company or any other Person to repurchase, redeem or otherwise acquire any securities of the Company or any Subsidiary. When issued in compliance with the provisions of this Agreement and the Restated Certificate, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

         3.4 AUTHORIZATION; BINDING OBLIGATIONS.

             (a) All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and the authorization, sale issuance and delivery of the Shares pursuant hereto has been taken. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of the Investor Rights Agreement and the JPMICC Letter, the performance of all obligations of the Company thereunder and the authorization, sale, issuance and delivery of the Conversion Shares pursuant to the Restated Certificate will be taken on or prior to the Closing.

             (b) The Company has duly executed and delivered this Agreement, and will, on or prior to the Closing, duly execute and deliver the Investor Rights Agreement and the JPMICC Letter. This Agreement constitutes, and each of the Investor Rights Agreement and the JPMICC Letter will, when so executed and delivered, constitute, the valid and binding obligation of the Company, enforceable in accordance with its terms.

             (c) The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal.

         3.5 FINANCIAL STATEMENTS.

             (a) The Company has made available to each Purchaser the consolidated audited balance sheet of the Company and its subsidiaries as at December 31, 1999 (the "Statement Date") and the audited consolidated statements of operations, changes in shareholders'


                                       4.

equity and cash flows for the period from July 1, 1999 to December 31, 1999 (the "Company Audited Financial Statements"). The Company Audited Financial Statements, copies of which are attached hereto as Exhibit D-1, have been prepared in accordance with United States generally accepted accounting principles ("US GAAP") applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition, results of operations and position of the Company and its subsidiaries on a consolidated basis as of the Statement Date.

             (b) The Company has made available to each Purchaser (i) the unaudited balance sheet of Macro Systems Limited ("Macro") as at January 17, 2000 and the unaudited profits and loss account of Macro for the period from April 1, 1999 to January 17, 2000 (the "Macro Unaudited Financial Statements"),
(ii) the unaudited balance sheet of Helix Web Services Limited ("Helix") as at January 31, 2000 and the unaudited income statement of Helix for the period from January 1, 1999 to December 31, 1999 (the "Helix Unaudited Financial Statements"), (iii) the unaudited balance sheet of Utusan Multimedia Sdn Bhd ("Utusan") as at January 31, 2000 and the unaudited profits and loss statement of Utusan for the period from January 1, 1999 to December 31, 1999 (the "Utusan Unaudited Financial Statements"), and (iv) the unaudited balance sheet of Fast Access Network Pty Ltd. ("Fast Access") as at February 29, 2000 and the unaudited profits and loss statement of Fast Access for the period from July 1, 1999 to February 29, 2000 (the "Fast Access Unaudited Financial Statements"). The Macro Unaudited Financial Statements, the Helix Unaudited Financial Statements, the Utusan Unaudited Financial Statements and the Fast Access Unaudited Financial Statements are collectively referred to as the "Additional Subsidiary Financial Statements," copies of which are attached hereto as Exhibit D-2. The Additional Subsidiary Financial Statements (i) have been prepared in accordance with (w) the disclosure requirements of the Companies Ordinance for the Macro Unaudited Financial Statements and the Helix Financial Statements, (x) in accordance with Malaysian GAAP for the Utusan Unaudited Financial Statements, and (y) in accordance with Australian GAAP for the Fast Access Unaudited Financial Statements, in each case applied on a consistent basis throughout the period indicated, except as disclosed therein, and (iii) present fairly the financial position and results of operations of the relevant entities to which such Additional Subsidiary Financial Statements relate as of the respective dates of such Additional Subsidiary Financial Statements; provided however that the Macro Unaudited Financial Statements, the Helix Unaudited Financial Statements, the Utusan Unaudited Financial Statements and the Fast Access Unaudited Financial Statements are subject to normal recurring year-end audit adjustments (which are not expected to be material), and may not contain all footnotes required under generally accepted accounting principles.

             3.6 LIABILITIES. Neither the Company nor any Subsidiary has any liabilities or obligations (whether or not contingent) not otherwise disclosed in writing to the Purchasers on or prior to the date hereof or set forth in either the Company Audited Financial Statements or the Additional Subsidiary Financial Statements (such statements, collectively, the "Financial Statements"), except current liabilities incurred in the ordinary course of business of operating internet service providers (but not including the business of acquiring internet service providers) ("Ordinary Course of Business") which could not reasonably be expected to be, either in any individual case or in the aggregate, materially adverse to the assets, liabilities, financial condition, operation or prospects of the Company or any Subsidiary.


                                       5.

         3.7 AGREEMENTS; ACTION.

             (a) Except for this Agreement and the Investor Rights Agreement and employment agreements between the Company and its employees providing for, among other things, the sale of the Company's Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its shareholders, officers, directors, affiliates or any affiliate thereof.

             (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any Subsidiary is a party or by which either the Company or the Subsidiaries are bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company or the Subsidiaries in excess of $500,000, or (ii) the transfer or license of any Intellectual Property (as hereinafter defined) to or from the Company or the Subsidiaries (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting the development, manufacture or distribution of the Company's or the Subsidiaries' products or services, or (iv) indemnification by the Company or the Subsidiaries with respect to infringements of Intellectual Property (other than indemnification obligations arising from purchase or sale or license agreements entered into in the Ordinary Course of Business).

             (c) Neither the Company nor the Subsidiaries have (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) in excess of $500,000 individually or $1,000,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights.

             (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

         3.8 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company or the Subsidiaries to officers, directors, shareholders, or employees of the Company or the Subsidiaries (or any affiliates thereof) other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or the Subsidiaries and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Except as may be disclosed in the Financial Statements, neither the Company nor any of the Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.


                                       6.

         3.9 CHANGES. Since the Statement Date and, with respect to Macro, Helix, Utusan and Fast Access, since the date of each of the respective balance sheets for the Additional Subsidiary Financial Statements referred to in Section
3.5 above, there has not been:

             (a) Any change in the assets, liabilities, financial condition or operations of the Company or the Subsidiaries from that reflected in the Financial Statements, other than changes in the Ordinary Course of Business, none of which individually or in the aggregate has had or could have a material adverse effect on such assets, liabilities, financial condition, operations or prospects of the Company or any Subsidiary;

             (b) Any resignation or termination of any officer or key employee of the Company or of either of the Operating Subsidiaries; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee;

             (c) Any material change in the contingent obligations of the Company or any Subsidiary by way of guaranty, endorsement, indemnity, warranty or otherwise;

             (d) Any damage, destruction or loss, whether or not covered by insurance, which could materially and adversely affect the properties, business or prospects or financial condition of the Company or any Subsidiary;

             (e) Any waiver, forgiveness, cancellation or release by the Company or any Subsidiary of a valuable right or of a material debt owed to it;

             (f) Any direct or indirect loans made by the Company or any Subsidiary to any shareholder, employee, officer or director of the Company or any Subsidiary;

             (g) Any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder, including the payment of any bonus;

             (h) Any declaration or payment of any dividend or other distribution of the assets of the Company or any Subsidiary;

             (i) To the Company's knowledge, any labor organization activity;

             (j) Any debt, obligation or liability incurred, assumed or guaranteed by the Company or any Subsidiary, except those for immaterial amounts and for current liabilities incurred in the Ordinary Course of Business;

             (k) Any sale, assignment, transfer or license of any patents, trademarks, copyrights, trade secrets or other intangible assets;

             (l) Any change in, or amendment or waiver of, any material agreement (including without limitation, credit agreements and bank loans) to which the Company or any Subsidiary is a party or by which it is bound;


                                       7.

             (m) Any mortgage, pledge, encumbrance or lien on any property or assets, whether tangible or intangible, of the Company or any Subsidiary;

             (n) Any employment, consulting, retention, change-in-control, collective bargaining or other incentive compensation, profit-sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other employment, compensation or benefit plan, policy, agreement, trust, fund or arrangement for the benefit of any officer, director, employee, sales representative, agent, consultant or shareholder of the Company or any Subsidiary;

             (o) Any loss of any supplier, service provider, customer or employee that, individually or in the aggregate, could have or result in a material adverse effect on the Company or any Subsidiary;

             (p) Any amendment, supplement, waiver or modification of the organizational documents of the Company or any Subsidiary, except as contemplated by this Agreement;

             (q) Any change in any respect of the accounting practices, policies or principles of the Company or any Subsidiary;

             (r) The sale of assets of the Company and the Subsidiaries amounting, in the aggregate, to more than $50,000;

             (s) Any other event or condition of any character that, either individually or cumulatively, could materially and adversely affect, or has materially and adversely affected, the business, assets, liabilities, financial condition, operations or prospects of the Company or the Operating Subsidiaries; or

             (t) Any arrangement or commitment by the Company or any Subsidiary to do any of the acts described in subsections (a) through (s) above, or any failure to act that results in the occurrence of the acts described in subsections (a) through (s) above.

         3.10 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company and each of the Subsidiaries has good and marketable title to their respective properties and assets, and good title to their respective leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than
(a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or the Operating Subsidiaries, and (c) those that have otherwise arisen in the ordinary course of business. The Company and the Subsidiaries are in compliance with all material terms of each lease to which they are a party or is otherwise bound.

         3.11 INTELLECTUAL PROPERTY. The Company and the Subsidiaries own or possess sufficient legal rights to all trademarks, service marks, trade names, trade dress, copyrights, and similar rights (including registrations and applications to register or renew the registration of any of the foregoing), and letters patent and patent applications, and inventions, processes, designs,


                                       8.

formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and all similar intellectual property rights, tangible embodiments of any of the foregoing (in any medium including electronic media), and licenses of any of the foregoing (collectively, "Intellectual Property") necessary for their business as now conducted and as presently proposed to be conducted, without (except with respect to letters patent and patent applications) any infringement of the rights of others and, with respect to letters patent and patent applications, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor are the Company or the Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company and each Subsidiary is in compliance with all material terms of any licenses by which any of them use any Intellectual Property, and each such license is in full force and effect. To the knowledge of the Company, each licensor thereof is in compliance with all material terms of the respective license. Neither the Company nor any Subsidiary is aware of the existence of any fact or circumstance that would give the licensor thereof grounds under the terms of such license to cancel, terminate or suspend such license. The Company expects that all such licenses material to the operation of the Company or any Subsidiary will be renewed in the ordinary course of business on terms commercially reasonable to the Company or such Subsidiary. Neither the Company nor any of the Subsidiaries has received any communications alleging that the Company or the Subsidiaries have violated or, by conducting their businesses as presently proposed, would violate any of the Intellectual Property of any other person or entity. The Company is not aware that any of its employees or employees of the Subsidiaries is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or the Subsidiaries, respectively, or that would conflict with the Company's or the Subsidiaries' business as presently proposed to be conducted. Neither the execution nor delivery of this Agreement or the Investor Rights Agreement or the JPMICC Letter, nor the carrying on of the Company's or the Subsidiaries business by the respective employees of the Company and the Subsidiaries, nor the conduct of the Company's and the Subsidiaries' business as presently proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary for the Company or the Operating Subsidiaries to utilize any Intellectual Property of their respective employees made prior to their employment by the Company or the Operating Subsidiaries, except for the Intellectual Property that has been assigned to the Company or the Subsidiaries.

         3.12 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Company nor any Subsidiary is in violation or default of any term of its organizational documents, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is a party or by which it is bound or of any judgment, decree, order or writ (each an "Order"). None of the Company or any Subsidiary has received any notice of, or has knowledge of any claim alleging, any violation or default of any such term, provision or Order. The execution, delivery, and performance of and compliance with this Agreement, the Investor Rights Agreement and the JPMICC Letter, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Certificate, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, provision


                                       9.

or Order, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any Subsidiary or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company or any Subsidiary, or their respective businesses or operations or any of their respective assets or properties.

         3.13 LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened in writing, or, to the Company's knowledge, otherwise threatened against the Company or any Subsidiary that (a) questions the validity of this Agreement, the Investor Rights Agreement or the JPMICC Letter, or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or (b) might result, either individually or in the aggregate, in any adverse change in the assets, condition, affairs or prospects of the Company or the Subsidiaries, financially or otherwise, or any change in the current equity ownership of the Company or the Subsidiaries, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's or the Subsidiaries' employees, their use in connection with the Company's or the Subsidiaries' business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor any Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or a Subsidiary currently pending or which the Company or a Subsidiary intends to initiate.

         3.14 TAX RETURNS AND PAYMENTS. The Company and each Subsidiary has timely filed all tax returns and forms required to be filed by them. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company or any Subsidiary on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Neither the Company nor any Subsidiary has been advised (a) that any of its returns have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its taxes. Neither the Company nor any Subsidiary is currently the beneficiary of any extension of time within which to file any tax return. The Company and each Subsidiary has duly and timely withheld all taxes required to be withheld in connection with the business of any of them and such withheld taxes have been either duly and timely paid to the proper governmental authorities or properly set aside in accounts for such purpose. The balance sheets contained in the Financial Statements reflect an adequate reserve for all taxes payable or asserted to be payable by the Company or any Subsidiary for all taxable periods or portions thereof through the Closing. There has been no claim or issue (other than a claim or issue that has been paid in full or for which adequate provision has been made in the balance sheets contained in the Financial Statements) concerning any liability for taxes of the Company or any Subsidiary asserted, raised or threatened by any taxing authority and, to the knowledge of the Company, no circumstances exist to form the basis for such a claim or issue. There are no outstanding adjustments for income tax purposes applicable to the Company or any Subsidiary required as a result of changes in methods of accounting effected on or before the Closing Date and no material elections for income tax purposes have been made by the Company or any Subsidiary that are currently in force or by which the Company or any Subsidiary is bound. Neither the Company nor any Subsidiary is a party to or bound by or has any obligation under any tax allocation, sharing, indemnity or similar agreement or arrangement.


                                      10.

         3.15 EMPLOYEES. Neither the Company nor any Subsidiary has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company or a Subsidiary. No employee has any agreement or contract, written or verbal, regarding his employment other than the Company's Form of Proprietary Information and Inventions Agreement. Other than the Company's 1999 Equity Incentive Plan and the Key Employment Agreements for Kevin Randolph and Ed Roberto, neither the Company nor any Subsidiary is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company or a Subsidiary, nor any consultant with whom the Company or a Subsidiary has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company or a Subsidiary; and to the Company's knowledge the continued employment by the Company and each of the Subsidiaries of their respective present employees, and the performance of the Company's and each of the Subsidiaries' contracts with their respective independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company or a Subsidiary has been granted the right to continued employment by the Company or a Subsidiary or to any material compensation following termination of employment with the Company or a Subsidiary. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate his, her or their employment with the Company or a Subsidiary, nor does the Company or a Subsidiary have a present intention to terminate the employment of any officer, key employee or group of key employees. The Company and each Subsidiary has complied with all applicable laws, rules and regulations pertaining to the employment or termination of employment of their respective employees, including all such laws, rules and regulations relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities.

         3.16 CONTRACTS. The Company has listed on Schedule C all contracts material to the business of the Company and the Subsidiaries, taken as a whole (collectively, the "Contracts"). All Contracts and all agreements, contracts, instruments, obligations, offers, commitments, arrangements and understandings, written or oral to which either the Company or any Subsidiary is a party ("Other Contracts") are legal, valid, binding, in full force and effect and enforceable against each party thereto, except to the extent that any failure to be enforceable, individually and in the aggregate, could not have or result in a material adverse effect on the business, operations or prospects of the Company and the Subsidiaries, taken as a whole, or materially impair the ability of the Company to perform its respective obligations hereunder and under the Investor Rights Agreement or the JPMICC Letter. There does not exist under any Contract or under any Other Contract any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of the Company or any Subsidiary or, to the knowledge of the Company, any other Person, that would have or result in a material adverse effect on the business, operations or prospects of the Company and the Subsidiaries, taken as a whole, or materially impair the ability of the Company to perform its respective obligations hereunder and under the Investor Rights Agreement or the JPMICC Letter. The enforceability of no Contract will be affected in any manner by the execution, delivery or performance of this Agreement, the Investor Rights Agreement or the JPMICC Letter, and no


                                      11.

Contract contains any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement, the Investor Rights Agreement or the JPMICC Letter.

         3.17 INSURANCE. All insurance policies maintained at present by or on behalf of the Company or any Subsidiary are in full force and effect, and all premiums due thereon have been paid. The Company and each Subsidiary, as the case may be, has complied in all material respects with the terms and provisions of such policies. The insurance coverage provided by such policies is adequate and suitable for the respective businesses of the Company and the Subsidiaries, and is on such terms (including as to deductibles and self-insured retentions), covers such risks, contains such deductibles and retentions, and is in such amounts, as the insurance customarily carried by comparable companies of established reputation similarly situated and carrying on the same or similar business.

         3.18 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each current employee, officer and consultant of the Company and of each Operating Subsidiary has executed a form of Proprietary Information and Inventions Agreement.

         3.19 REGISTRATION RIGHTS. Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investor Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

         3.20 COMPLIANCE WITH LAWS; PERMITS. Neither the Company nor any Subsidiary is in violation of any applicable statute, rule, regulation, order or restriction of any government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation could, individually or in the aggregate, materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company or any Subsidiary, and neither the Company nor any Subsidiary has received any notice alleging any such violation. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as may be required by United States federal or state securities laws, as will be filed in a timely manner. The Company and each Subsidiary has all franchises, permits, licenses and any similar authority (collectively, "Approvals") necessary for the conduct of their businesses as now being conducted by them, the lack of which could, individually or in the aggregate, materially and adversely affect the business, properties, prospects or financial condition of the Company or the Subsidiary and the Company believes it or each Subsidiary can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. All Approvals have been duly obtained and are held by the Company or a Subsidiary, and are in full force and effect. The Company and each Subsidiary is in compliance with all Approvals held by it. There is no claim, litigation or action pending or, to the knowledge of the Company, threatened, that could result in the revocation, cancellation, suspension or modification or nonrenewal of any such Approval; none of the Company or any Subsidiary has been notified that any such Approval will be modified, suspended or cancelled; and there is no reasonable basis for any such revocation, cancellation, suspension, modification or nonrenewal. The execution, delivery and performance of this Agreement, the Investor Rights Agreement and the JPMICC Letter and the consummation of the


                                      12.

transactions contemplated hereby and thereby do not and will not violate any such Approval, or result in any revocation, cancellation, suspension, modification or nonrenewal thereof. Each registration, report, statement, notice or other filing required to be filed by the Company or any Subsidiary with any governmental authority under any applicable law, rule, regulation or order has been timely filed, and when filed complied and continues to comply with such applicable law, rule, regulation or order in all material respects.

         3.21 ENVIRONMENTAL AND SAFETY LAWS. To its knowledge, neither the Company nor any Subsidiary is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         3.22 YEAR 2000 COMPLIANCE.

              (a) Neither the Company nor any Subsidiary has experienced, and the Company has no reason to believe that either the Company or any Subsidiary will experience, any event material to the Company as a whole, condition or occurrence as a result of the Company's or any Subsidiary's failure or any of their respective suppliers, vendors or service providers' failure to be Year 2000 Compliant on a timely basis.

              (b) "Year 2000 Compliant" means, with regard to any entity, that all software, embedded microchips and other data, word processing and telecommunications capabilities used by and material to the business, operations or financial condition of such entity are able to interpret and manipulate data involving all calendar dates correctly and without causing any abnormal ending scenario, including but not limited to complications related to January 1, 2000 and February 29, 2000.

         3.23 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

         3.24 UNITED STATES REAL PROPERTY HOLDING CORPORATION. The Company is not as of the Closing Date a United States Real Property Holding Corporation as such term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended.


                                      13.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

            Each Purchaser hereby represents and warrants, severally and not jointly, to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

            4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Investor Rights Agreement and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Investor Rights Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Investor Rights Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights,
(b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 2.9 of the Investor Rights Agreement may be limited by applicable laws.

            4.2 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

                (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

                (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

                (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Investor Rights Agreement. Further, Purchaser has not published any advertisement in connection with the transactions contemplated in the Agreement.


                                      14.

                (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                (e) COMPANY INFORMATION. Purchaser has received and read the Financial Statements and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

                (f) RULE 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

                (g) RESIDENCE. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on Exhibit A.

        5. CONDITIONS TO CLOSING.

           5.1 CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. Each Purchaser's obligation to purchase the Shares to be purchased by such Purchaser at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the First Closing Date with the same force and effect as if they had been made as of the First Closing Date. The Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

               (b) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

               (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement, the Investor Rights Agreement, the JPMICC Letter and the Restated Certificate (except for such as may be properly obtained subsequent to the Closing).


                                      15.

               (d) FILING OF RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.

               (e) CORPORATE DOCUMENTS. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

               (f) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

               (g) COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a), (c), (d) and (f) of this Section 5.1 have been satisfied.

               (h) OTHER AGREEMENTS. An Investor Rights Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the parties thereto and the JPMICC Letter shall have been executed and delivered by the Company.

               (i) LEGAL OPINION. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the First Closing Date, in form and substance reasonably satisfactory to them.

               (j) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereunder and under the Investor Rights Agreement, the JPMICC Letter and Restated Certificate and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

               (k) COMPLIANCE WITH SECURITIES LAWS. All federal and state securities filings required in connection with the transactions contemplated by this Agreement, the Investor Rights Agreement and the Restated Certificate shall have been made or obtained except those filings which may properly be made or obtained after Closing.

               (l) DUE DILIGENCE. The Purchasers shall (i) have completed their due diligence review of the Company and the Subsidiaries, and (ii) be satisfied, in their sole discretion, with the results of such due diligence review.

               (m) APPROVALS. All approvals, consents, permissions, authorizations or waivers required to be made or obtained by such Purchaser from any investment committee, board of directors or shareholder, or creditor or other third party, or any governmental or regulatory authority, in connection with the execution and delivery of this Agreement, the Investor Rights Agreement and the JPMICC Letter, or the consummation of the transactions contemplated hereby or thereby, shall have been made or obtained.


                                      16.

               (n) SCHEDULE OF EXCEPTIONS. The Schedule of Exceptions to be delivered by the Company to Purchasers on or prior to the First Closing shall be satisfactory to such Purchaser in its sole discretion.

               (o) INJUNCTIONS. No writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered against the Company or any Subsidiary that prohibits or restricts the consummation of the transactions contemplated by this Agreement, the Investor Rights Agreement, the JPMICC Letter or the Restated Certificate, or limits or restricts the operations of the business of the Company and its Subsidiaries (as they are concurrently conducted) in a matter that could reasonably be expected to result in a material adverse change in the business, financial condition, results of operations or prospects of the Company or any Subsidiary.

               (p) MATERIAL ADVERSE CHANGE. There shall not have occurred or been threatened since the Statement Date, any event, occurrence, fact, condition, change, development or effect that is or may be materially adverse to the business, financial condition, results of operations or prospects of the Company or any Subsidiary, except as set forth in the Schedule of Exceptions.

               (q) CONCURRENT PURCHASES. The Purchasers purchasing Shares from the Company at the First Closing shall have purchased Shares for an amount at least equal to US$50,000,000.

           5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties in Section 4 made by the Purchasers in Section 4 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

               (b) PERFORMANCE OF OBLIGATIONS. Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before each Closing.

               (c) FILING OF RESTATED CERTIFICATE. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

               (d) INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the Purchasers.

         6. MISCELLANEOUS.

            6.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and performed entirely in California, except as to matters of corporate law which shall


                                      17.

be governed by the General Corporation Law of Delaware. Any legal action or other legal proceeding commenced among the parties hereto with respect to this Agreement shall be commenced and maintained exclusively in a state or federal court located in the County of Santa Clara, California. Each party hereto expressly and irrevocably consents and submits to the exclusive jurisdiction of the applicable state and federal courts located in the County of Santa Clara, State of California and each appellate court located in the State of California, in connection with any such proceeding. Each party agrees that such courts shall be deemed to be a convenient forum in any such legal proceeding, and agrees not to assert (by way of motion, as a defense or otherwise) any claim that such party is not subject personally to the jurisdiction of any such courts, that such legal proceeding has been brought in an inconvenient forum, that the venue of such legal proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by any such courts. Personal service may be effected by written notice served upon either party as provided by this Agreement, or as otherwise permitted or provided by law in the State of California.

            6.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

            6.3 SUCCESSORS AND ASSIGNS.

                (a) Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time. Each member of the JPM Group, of the Paribas Group, of the ABN-AMRO Group and of the Hikari Group (collectively the "Groups") shall have the right to assign any of its rights hereunder in whole or in part (including the right to subscribe for Shares at the First Closing) to any member of such Group, provided that such successor, assignee, heir, executor or administrator (i) becomes a party hereto and (ii) shall be an "accredited investor" as such term is defined in Regulation D of the Securities Act of 1933, as amended.

                (b) For the purposes of Section 6.3(a), "JPM Group" means (i) JPMICC and Sixty Wall Street Fund, L.P. (the "Fund"), (ii) each entity controlled by JPMICC or the Fund or any affiliate of either of them, constitute a majority of the general partners or (iii) an investment fund or unit trust managed by JPMICC or the Fund, or any affiliate of either of them, or the fund manager of JPMICC or the Fund, or an affiliate of either of them. For the purposes of Section 6.3(a), "Paribas Group" means (i) Paribas and any successor thereof ("Paribas"), (ii) Societe Centrale d'Investissements, (iii) each entity that directly or indirectly controls, is under common control with, or is controlled by Paribas, (iv) a partnership in which Paribas and/or any entity described under (ii) or (iii) above constitute a majority of the general partners or (v) an investment fund or unit trust where Paribas or any entity described under (i), (ii), (iii) or (iv) above serves as the manager of the investment fund or unit trust or is responsible for designating the manager of the investment fund or unit trust. For the purposes of Section 6.3(a),

                                      18.

"ABN-AMRO Group" means (i) ABN AMRO Holding N.V. ("AA Holding"), (ii) each entity that directly or indirectly controls, is under common control with, or is controlled by AA Holding, (iii) a partnership in which AA Holding and/or any entity described under (ii) above constitute a majority of the general partners or (iv) an investment fund or unit trust where AA Holding or any entity described under (i), (ii) or (iii) above serves as the manager of the investment fund or unit trust or is responsible for designating the manager of the investment fund or unit trust. For the purposes of Section 6.3(a), "Hikari Group" shall mean Hikari Tsushin Partners, L.P., Hikari Tsushin Inc, Hikari Capital Inc. and any of their respective affiliates or subsidiaries, including, but not limited to, Golden Power International Holdings Limited.

            6.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Investor Rights Agreement, the JPMICC Letter and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

            6.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            6.6 AMENDMENT AND WAIVER.

                (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least eighty-five percent (85%) of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

                (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least eighty-five percent (85%) of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

            6.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Investor Rights Agreement, the JPMICC Letter or the Restated Certificate, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Investor Rights Agreement, the JPMICC Letter or under the Restated Certificate or any waiver on such party's part of any provisions or conditions of the Agreement, the Investor Rights Agreement, the JPMICC Letter or the Restated Certificate must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Investor Rights Agreement, the JPMICC Letter, the Restated Certificate, by law, or otherwise afforded to any party, shall be cumulative and not alternative.


                                      19.

            6.8 WAIVER OF CONFLICTS. Each party to this Agreement acknowledges that legal counsel for the Company, Cooley Godward LLP ("Cooley Godward"), has in the past performed and may continue in the future to perform legal services for one or more of the Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including, but not limited to, the representation of the Purchasers in matters of a similar nature to the transactions contemplated herein. Each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledges that with respect to the transactions contemplated herein, Cooley Godward has represented the Company and not any individual Purchaser or any individual shareholder, director or employee of the Company; and (c) gives its informed consent to Cooley Godward's representation of the Company in the transactions contemplated by this Agreement and Cooley Godward's previous or continuing representation of one or more of the Purchasers or their affiliates in matters unrelated to such transactions.

            6.9 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) eight (8) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) three (3) days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

            6.10 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement. The Company shall, at the First Closing, reimburse the reasonable fees of and expenses of one special counsel for the Purchasers, not to exceed $50,000, and shall reimburse such special counsel for reasonable expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement.

            6.11 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

            6.12 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            6.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


                                      20.

            6.14 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.14 being untrue.

            6.15 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

            6.16 CONFIDENTIALITY. Each party hereto agrees that, except with the prior written consent of the delivering party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any Confidential Information, provided that such party may deliver or disclose Confidential Information to (a) such party's representatives and advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 6.16, (b) any other party hereto, (c) any person or entity to which such party sells or offers to sell any Shares (if such person or entity has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 6.16),
(d) any governmental authority having jurisdiction over such Party in response to any subpoena or other legal process or as may be required by applicable laws or regulations, or (e) any other person or entity to which such delivery or disclosure may be necessary or appropriate in response to any subpoena or other legal or regulatory process. The provisions of this Section 6.16 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto. "Confidential Information" shall mean information delivered by a party to another party hereto in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature; provided that such term does not include information that (a) was publicly known or otherwise known to such receiving party prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such receiving party or any person or entity acting on such party's behalf, or (c) otherwise becomes known to such receiving party other than through disclosure by the delivering party or any person or entity with a duty to keep such information confidential.

            6.17 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


                                      21.

         IN WITNESS WHEREOF, the parties hereto have executed the SERIES C PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

ASIA ONLINE, LTD.

By: /s/ KEVIN H. RANDOLPH
    -----------------------------
    Kevin H. Randolph, President






                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

PURCHASER:

         The undersigned hereby executes and delivers this SERIES C PREFERRED STOCK PURCHASE AGREEMENT as one of the PURCHASERS referred to herein, as of the date set forth in the first paragraph hereof, for the purpose of purchasing from the Company the number of shares of Series C Preferred Stock set forth opposite the name of such Purchaser on the Schedule of Purchasers.


                                        DELL USA L.P.
                                        By: Dell Gen. P. Corp.,
                                            Its General Partner

                                        By: /s/ THOMAS H. WELCH, JR.
                                            ------------------------------------

                                        Name: Thomas H. Welch, Jr.
                                              ----------------------------------

                                        Title: Vice President, Deputy General
                                               Counsel
                                               ---------------------------------


                                        SOCIETE CENTRALE D'INVESTISSEMENTS

                                        By: /s/ EDWINA LEE
                                            ------------------------------------
                                        Name: Edwina Lee
                                              ----------------------------------
                                        Title: Authorised Representative
                                              ----------------------------------


                                        PAINE WEBBER PARTNERS 1998 L.P.

                                        By: /s/ DHANANJAY PAI
                                            ------------------------------------
                                        Name: Dhananjay Pai
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                        PAINE WEBBER EXE, L.P.

                                        By: /s/ [ILLEGIBLE]
                                            ------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                                        PW CAPITAL INC.

                                        By: /s/ DHANANJAY PAI
                                            ------------------------------------
                                        Name: Dhananjay Pai
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------


                                        ABN-AMRO CAPITAL INVESTMENT ASIA LIMITED

                                        By: /s/ MARC STAAL
                                            ------------------------------------
                                        Name: Marc Staal
                                              ----------------------------------
                                        Title: CEO
                                               ---------------------------------


                                        CIBC WMC INC.

                                        By: /s/ [ILLEGIBLE]
                                            ------------------------------------

                                        Name:  [ILLEGIBLE]
                                              ----------------------------------
                                        Title: Managing Director
                                               ---------------------------------


                                        THE MANUFACTURERS LIFE INSURANCE
                                        COMPANY (USA)

                                        By:      /s/ MYLES P. GILBERT/
                                                 /s/ STEPHEN M. BRACKETT
                                            ------------------------------------

                                        Name:        Myles P. Gilbert/
                                                     Stephen M. Brackett
                                              ----------------------------------

                                        Title:    Managing Director/
                                                  Managing Director
                                              ----------------------------------

                                        SB CHINA HOLDINGS PTE LIMITED

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                                        SB CHINA HOLDINGS PTE LIMITED

                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


                                        SYSTEX CAPITAL GROUP, INC.

                                        By: /s/ T.J. HUANG
                                           -------------------------------------
                                        Name: T.J. Huang
                                             -----------------------------------
                                        Title: Director
                                              ----------------------------------

                                        PEQUOT PRIVATE EQUITY FUND II, L.P.

                                        By: Pequot Capital Management, Inc. as
                                            Investment Manager
                                           -------------------------------------
                                        Name: /s/ DAVID J. MALAT
                                             -----------------------------------
                                              David J. Malat
                                        Title: CFO
                                              ----------------------------------


                                        HIKARI TSUSHIN PARTNERS, L.P.

                                        By: /s/ RYOJI KABAYA
                                           -------------------------------------
                                        Name: Ryoji Kabaya
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------

                                        CONCENTRIC NETWORK CORPORATION

                                        By: /s/ JAMES L. ISAACS
                                           -------------------------------------
                                        Name: James L. Isaacs
                                             -----------------------------------
                                        Title: V.P. Business Development
                                              ----------------------------------


                                        J.P. MORGAN INTERNATIONAL CAPITAL CORP.

                                        By: /s/ J. EDMUND COLLOTON
                                           -------------------------------------
                                        Name: J. Edmund Colloton
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------


                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                                        HIKARI TSUSHIN INTERNATIONAL LIMITED

                                        By: /s/ MASAHIDE SAITO
                                           -------------------------------------
                                        Name: Masahide Saito
                                             -----------------------------------
                                        Title: Director
                                              ----------------------------------

                                        GE EQUITY INVESTMENTS, INC.

                                        By: /s/ MICHAEL BENJAMIN GERIG
                                           -------------------------------------
                                        Name: Michael Benjamin Gerig
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------

                                        NEXUS CAPITAL PARTNERS II, L.P.

                                        By: /s/ ROB HORNING
                                           -------------------------------------
                                        Name: Rob Horning
                                           -------------------------------------
                                        Title: Principal, Nexus Group,
                                               LLC - General Partner
                                              ----------------------------------

                                        SIXTY WALL STREET FUND, L.P.

                                        By: /s/ J. EDMUND COLLOTON
                                           -------------------------------------
                                        Name: J. Edmund Colloton
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------

                                        SOFTBANK TECHNOLOGY VENTURES V, L.P.

                                        By: /s/ EDWARD SCOTT RUSSELL
                                           -------------------------------------
                                        Name: Edward Scott Russell
                                             -----------------------------------
                                        Title: Managing Director
                                              ----------------------------------


                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                                 SIGNATURE PAGE

                                        SOFTBANK TECHNOLOGY VENTURES ADVISORS
                                        FUND V, L.P.

                                        By: /s/ EDWARD SCOTT RUSSELL
                                           -------------------------------------
                                        Name: Edward Scott Russell
                                             -----------------------------------
                                        Title: Managing Director
                                              ----------------------------------

                                        SOFTBANK TECHNOLOGY VENTURES
                                        ENTREPRENEURS FUND V, L.P.

                                        By: /s/ EDWARD SCOTT RUSSELL
                                           -------------------------------------
                                        Name: Edward Scott Russell
                                             -----------------------------------
                                        Title: Managing Director
                                              ----------------------------------

                                LIST OF EXHIBITS




Schedule of Purchasers                               Exhibit A

Restated Certificate                                 Exhibit B

Investor Rights Agreement                            Exhibit C

Financial Statements                                 Exhibit D

Form of Legal Opinion                                Exhibit E

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS


                                                                                                    TOTAL SHARES
                                                                                                     HELD POST
                                                                                                    CLOSING (AS
                                                       AGGREGATE             SERIES C               CONVERTED TO
NAME AND ADDRESS                                     PURCHASE PRICE      PREFERRED SHARES              COMMON)
SOFTBANK TECHNOLOGY VENTURES V, L.P.                 $19,146,002.21             2,182,962              2,182,962

GENERAL PARTNER: SBTV V LLC
200 W. Eveleyn Avenue, suite 200, Mountain
View, CA  94043
ATTN:    GARY RIESCHEL
         HELEN MACKENZIE

SOFTBANK TECHNOLOGY VENTURES ADVISORS FUND V,           $509,995.93                58,148                 58,148
L.P.

GENERAL PARTNER: SBTV V LLC
200 W. Eveleyn Avenue, suite 200, Mountain
View, CA  94043
ATTN:    GARY RIESCHEL
         HELEN MACKENZIE

SOFTBANK TECHNOLOGY VENTURES ENTREPRENEURS              $344,002.55                39,222                 39,222
FUND V, L.P.

GENERAL PARTNER: SBTV V LLC
200 W. Eveleyn Avenue, suite 200, Mountain
View, CA  94043
ATTN:    GARY RIESCHEL
         HELEN MACKENZIE

DELL USA L.P.                                          9,999,991.58               1,140,165               1,140,165
DELL VENTURES
ATTN:  PAUL LEGRIS
c/o Dell Computer Corporation
Mail Stop 8066
One Dell Way
Round Rock, Texas 78682

CC:
KYLE K. FOX
VINSON & ELKINS LLP
600 Congress Avenue, Ste. 2700
Austin, TX  78701

THOMAS H. WELCH, JR.
Vice President and Deputy General Counsel
Legal Department
Dell Computer Corporation
Mail Stop 8033
One Dell Way
Round Rock, Texas 78682


SOCIETE CENTRALE D'INVESTISSEMENTS                     9,999,991.58               1,140,165                1,140,165
c/o PHILIPPE AGUIGNIER
PARIBAS
Level 27, Two Pacific Place
88 Queensway
Hong Kong

CC:
DEBEVOISE & PLIMPTON
ATTN: ANDREW M. OSTROGNAI
13/F Entertainment Building
30 Queen's Road Central
Hong Kong

PW PARTNERS 1998, L.P.                                 2,499,995.70                 285,041                  285,041
ATTN:  DHANANJAY PAI
        TODD CLAPP
1285 Avenue of the Americas, 14th Floor
New York, NY  10019

P.W. EXE, L.P.                                         2,499,995.70                 285,041                  285,041
ATTN:  DHANANJAY PAI
        TODD CLAPP
1285 Avenue of the Americas, 14th Floor
New York, NY  10019

PW CAPITAL INC.                                        4,499,994.02                 513,074                  513,074
ATTN:  DHANANJAY PAI
        TODD CLAPP
1285 Avenue of the Americas, 14th Floor
New York, NY  10019

ABN-AMRO CAPITAL INVESTMENT ASIA LIMITED               4,999,991.40                 570,082                  570,082
MARC STAAL
31/F Edinburgh Tower
Landmark, Central
Hong Kong

CIBC WMC INC.                                          4,999,991.40                 570,082                  570,082
RICHARD WHITE
CIBC CAPITAL PARTNERS
425 Lexington Ave.
New York, NY  10017

THE MANUFACTURERS LIFE INSURANCE COMPANY (USA)         4,999,991.40                 570,082                  570,082
WILLIAM SHEEHAN
45 Milk Street, Ste. 600
Boston, MA  02109

CC:
EDWARDS & ANGELL, LLP
ATTN:  RICHARD G. SMALL
2800 BankBoston Plaza
Providence, RI  02903

SYSTEX CAPITAL GROUP, INC.                             6,499,992.33                 741,107                  741,107
ATTN:  T.J. HUANG
16/F, No. 169, Section 4
Jen Ai Road
Taipei, Taiwan

PEQUOT PRIVATE EQUITY FUND II, L.P.                    7,999,993.26                 912,132                3,273,357
JERRY POCH
DAVID MALAT
Pequot Capital Management Inc
500 Nyala Farm Road
Westport CT 06880

HIKARI TSUSHIN PARTNERS, L.P.                          3,999,996.63                 456,066                  456,066
RYOJI KABAYA
Hikari Tsushin Capital, Inc.
23F Ohtemachi Nomura Bldg.
2-1-1 Ohtemachi, Chiyoda-ku
Tokyo 100-0004 Japan

CC:
GRAHAM & JAMES LLP
ATTN:  NORIYUKI SHIMODA
One Maritime Plaza, Ste. 300
San Francisco, CA  94111

CONCENTRIC NETWORK CORPORATION                         4,999,991.40                 570,082                1,199,742
Attn:  Michael Anthofer
1400 Parkmoor Ave.
San Jose, CA  95126

J.P. MORGAN INTERNATIONAL CAPITAL CORPORATION          1,499,992.16                 171,024                2,689,664
CAROL LEE
KARL FOOKS
One International Finance Centre, 32nd Floor
No. 1 Harbour View Street
Central, Hong Kong

HIKARI TSUSHIN INTERNATIONAL LIMITED                     999,994.77                 114,016                  114,016
HIRONORI KOMAGA TA
Flat C, 20th Floor, Block 1
Tai Ping Industrial Center
57 Ting Ping Road, Tai Po
New Territories
Hong Kong

CC:
GRAHAM & JAMES LLP
ATTN:  NORIYUKI SHIMODA
One Maritime Plaza, Ste. 300
San Francisco, CA  94111

GE EQUITY INVESTMENTS, INC.                              999,994.77                 114,016                  114,016
BEN GERIG
GE Capital Asia Pacific
15/F, Three Exchange Square, Central
Hong Kong

NEXUS CAPITAL PARTNERS II, L.P.                        8,000,458.11                 912,185                2,014,090
WILLIAM WEATHERSBY
Nexus Capital Partners II
160 Spear Street ,Suite 1775
San Francisco, CA  94105

SIXTY WALL STREET FUND, L.P.                             499,997.39                  57,008                  686,668
c/o J.P. MORGAN INTERNATIONAL CAPITAL
CORPORATION
ATTN:  CAROL LEE
        KARL FOOKS
One International Finance Centre, 32nd Floor
No. 1 Harbour View Street
Central, Hong Kong

Total